Exhibit 3.37

ကုမ္ပဏီမှတ်ပုံတင်လက်မှတ်

Certificate of Incorporation

အန်စကို(မြန်မာ) လီမိတက်

ENSCO (MYANMAR) LIMITED

Company Registration No. 111841322

မြန်မာနိုင်ငံကုမ္ပဏီများအက်ဥပဒေ ၁၉၁၄ ခုနှစ် အရ

အန်စကို(မြန်မာ) လီမိတက်

အား ၂၀၁၄ ခုနှစ် ဇူလိုင်လ ၂၄ ရက်နေ့တွင်

အစုရှယ်ယာအားဖြင့် တာဝန်ကန့်သတ်ထား သည့် အများနှင့်မသက်ဆိုင်သောကုမ္ပဏီ

အဖြစ် ဖွဲ့စည်းမှတ်ပုံတင်ခွင့် ပြုလိုက်သည်။

This is to certify that

ENSCO (MYANMAR) LIMITED

was incorporated under the Myanmar Companies Act 1914 on 24 July 2014 as a Private Company Limited by Shares.

ကုမ္ပဏီမှတ်ပုံတင်အရာရှိ

Registrar of Companies

ရင်းနှီးမြှုပ်နှံမှုနှင့်ကုမ္ပဏီများညွှန်ကြားမှုဦးစီးဌာန

Directorate of Investment and Company Administration

Former Registration No. 421FC/2014-2015